UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IBEX Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.000111650536 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-223184 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares, $0.000111650536 par value per share, is set forth under the heading “Description of Share Capital” in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-223184) relating to the common shares, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such description is hereby incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

IBEX Holdings Limited

By:	/s/ Mohammed Khaishgi
Name:	Mohammed Khaishgi
Title:	Chief Executive Officer and Chairman
Date: March 26, 2018